UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2009

Benjamin Franklin Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-51194	04-3336598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

58 Main St, Franklin , Massachusetts		02038
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	508-528-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 12, Benjamin Franklin Bancorp, Inc. ("Benjamin Franklin"), Independent Bank Corp. ("Independent"), Independent Acquisition Subsidiary, Inc. ("Merger Sub"), Rockland Trust Company, and Benjamin Franklin Bank entered into the Second Amended and Restated Agreement and Plan of Merger ("Second Amendment"), amending the Agreement and Plan of Merger entered into among the parties on November 8, 2008, as previously amended and restated on December 4, 2008. The purpose of the Second Amendment was to slightly revise the merger structure. Pursuant to the new terms, immediately following the merger of Merger Sub with and into Benjamin Franklin, Benjamin Franklin, as a wholly owned subsidiary of Independent, will merge with and into Independent, with Independent continuing as the surviving corporation. The Second Amendment also provides that the affirmative vote of the holders of two-thirds of the outstanding shares of Independent common stock will be required to approve the merger agreement.
The changes effected by the earlier amendment and restatement on December 4, 2008 were to correct an inadvertent error in the merger agreement and were not material to Benjamin Franklin.
The Second Amendment is included as Annex A to the joint proxy statement/prospectus included in Amendment No. 1 to Form S-4 Registration Statement filed by Independent on January 12, 2009, and is hereby incorporated into this report by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benjamin Franklin Bancorp, Inc.

January 16, 2009	By:	/s/ Claire S. Bean

Name: Claire S. Bean
Title: Chief Financial Officer